As filed with the Securities and Exchange Commission on November 20, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

73-0664379
(I.R.S. Employer Identification No.)
One Gaylord Drive
Nashville, Tennessee 37214
(Address of Principal Executive Offices)

RESORTQUEST INTERNATIONAL, INC.
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Carter R. Todd
Senior Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)

Common Stock, $0.01 par value	577,192 shares	$27.49	$15,867,008	$368.30

(1) This Registration Statement (the “S-8 Registration Statement”) relates to 574,441 shares (the “S-4 Option Shares”) (the related options to which are outstanding on the date hereof) of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which were registered on the Registrant’s Form S-4/A (File No. 333-108890), declared effective by the United States Securities and Exchange Commission on October 10, 2003 (the “S-4 Registration Statement”). The S-4 Registration Statement effected the registration of an aggregate of 5,887,943 shares of Common Stock which included shares of Common Stock issuable to holders of outstanding shares of ResortQuest International Inc.’s Common Stock and shares of Common Stock issuable upon the exercise of outstanding stock options (the “ResortQuest Options”) to purchase ResortQuest International Inc.’s Common Stock that were assumed by the Registrant at the closing of the merger of GET Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, with and into ResortQuest International, Inc., with ResortQuest International, Inc. surviving as the wholly owned subsidiary of the Registrant (the “Merger”). This S-8 Registration Statement also relates to an additional 2,751 shares of Common Stock issuable upon the exercise of outstanding ResortQuest Options (together with the S-4 Option Shares, the “Option Shares”). This S-8 Registration Statement also shall cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to the Option Shares effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended and based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 19, 2003.

(3) The registration fee payable pursuant to Rule 457(c) and (h) of the Securities Act of 1933 with respect to the Option Shares is $1,284. The Registrant previously paid a registration fee in the amount of $9,466 in connection with the S-4 Registration Statement, of which $915.70 pertained to the S-4 Option Shares (the “S-4 Option Share Registration Fee”). The S-4 Option Shares registered pursuant to the S-4 Registration Statement will not be issued pursuant to the S-4 Registration Statement and instead will be issued to holders of ResortQuest Options upon the exercise of such options pursuant to this S-8 Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets the amount of the fees payable with respect to the Option Shares under this S-8 Registration Statement against the S-4 Option Share Registration Fee previously paid.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Bass, Berry & Sims PLC.
Ex-23.1 Consent of Ernst & Young LLP

PART I

Information Required in the Section 10(a) Prospectus

      Gaylord Entertainment Company (the “Registrant”) will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002;

(2)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2003;

(3)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2003;

(4)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2003;

(5)	The Registrant’s current report on Form 8-K filed with the SEC on January 17, 2003;

(6)	The Registrant’s current report on Form 8-K filed with the SEC on June 30, 2003;

(7)	The Registrant’s current report on Form 8-K filed with the SEC on August 5, 2003;

(8)	The Registrant’s current report on Form 8-K filed with the SEC on September 18, 2003;

(9)	The Registrant’s current report on Form 8-K filed with the SEC on October 20, 2003;

(10)	The Registrant’s current report on Form 8-K filed with the SEC on November 13, 2003; and

(11)	The description of the Registrant’s common stock set forth in the Registrant’s Form 10/A-3, filed on August 29, 1997, and as updated in Item I on the Registrant’s Schedule 14A, filed on April 5, 2001.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Delaware law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the corporation’s best interests, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

      Pursuant to authority conferred by Delaware law, the Registrant’s certificate of incorporation contains a provision providing that no director shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care.

      The Registrant’s certificate of incorporation and bylaws contain provisions requiring the Registrant to indemnify and advance expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for the Registrant’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and in certain cases only if the director or officer is not adjudged to be liable to the Registrant.

      The Registrant maintains insurance on behalf of any person who is or was a director or officer of the Registrant, or is now or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws. The Registrant has also entered into indemnification agreements with its directors that will require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.    Exhibits.

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 7, 1997 (File No. 1-13079)).

4.3	Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.4	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13079)).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to ResortQuest International, Inc.’s definitive proxy statement dated April 6, 1999).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to Registration Statement).

Item 9. Undertakings.

      A. The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 20th day of November, 2003.

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ Carter R. Todd

Carter R. Todd Senior Vice President, General Counsel and Secretary

      KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Colin V. Reed, David C. Kloeppel and Carter R. Todd, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael D. Rose Michael D. Rose	Chairman of the Board	November 20, 2003

/s/ Christine Gaylord Everest Christine Gaylord Everest	Director	November 20, 2003

/s/ E. K. Gaylord II E. K. Gaylord II	Director	November 20, 2003

/s/ Robert P. Bowen Robert P. Bowen	Director	November 20, 2003

/s/ Laurence S. Geller Laurence S. Geller	Director	November 20, 2003

/s/ E. Gordon Gee E. Gordon Gee	Director	November 20, 2003

/s/ Ralph Horn Ralph Horn	Director	November 20, 2003

/s/ Colin V. Reed Colin V. Reed	Director, President and Chief Executive Officer (Principal Executive Officer)	November 20, 2003

/s/ David C. Kloeppel David C. Kloeppel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 20, 2003

/s/ Rod Connor Rod Connor	Senior Vice President, Chief Administrative Officer, and Corporate Controller (Principal Accounting Officer)	November 20, 2003

EXHIBIT INDEX

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 7, 1997 (File No. 1-13079)).

4.3	Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.4	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13079)).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to ResortQuest International, Inc.’s definitive proxy statement dated April 6, 1999).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to Registration Statement).